                                                                   EXHIBIT 10.39

                             MEADE INSTRUMENTS CORP.
                            1997 STOCK INCENTIVE PLAN
                                AMENDMENT 1999-I


     WHEREAS, Meade Instruments Corp. (the "Corporation") maintains the Meade Instruments Corp. 1997 Stock Incentive Plan, as amended (the "Plan"); and

     WHEREAS, the Board of Directors of the Corporation approved the amendment to the Plan set forth herein;

     NOW, THEREFORE, BE IT RESOLVED, that Section 5.2(c) of the Plan be, and it hereby is, amended to read as follows:

     "(c) Maximum Performance-Based Award. Notwithstanding any other provision of the Plan to the contrary, the maximum number of shares of Common Stock which may be delivered pursuant to options, stock appreciation rights, restricted stock or other share-based awards that are granted as Performance-Based Awards to any Participant in any calendar year shall not exceed 350,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 6.2. Awards that are cancelled during the year shall be counted against this limit to the extent required by Section 162(m) of the Code. In addition, the aggregate amount of compensation to be paid to any Participant in respect of any Cash-Based Awards that are granted during any calendar year as Performance-Based Awards shall not exceed $1,000,000."

     RESOLVED FURTHER, that the foregoing Plan amendment shall be effective immediately, subject, however, to stockholder approval of such amendment at the next regularly scheduled meeting of stockholders.

     IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Amendment 1999-I on this 24th day of February, 1999.


                                            MEADE INSTRUMENTS CORP.


                                            By:  /s/ Steven G. Murdock
                                                 -------------------------------
                                            Name: Steven G. Murdock
                                            Its:   President, Chief Operating
                                                   Officer and Secretary